AMENDED AND RESTATED SERVICE CONTRACT

This Agreement (the “Agreement”) is by and among Public Company Management Corp. (“PCMC”), for itself and on behalf of its wholly-owned subsidiaries, GoPublicToday.com, Inc., (“GPT”) and Public Company Management Services, Inc. (“PCMS”), all of 5770 El Camino Road, Las Vegas, NV 89118, and the undersigned (hereinafter referred to as the “Client”):

COMPANY:

PRO TRAVEL NETWORK, INC.

ADDRESS:

516 W. SHAW AVE., STE 103

CITY/STATE/ZIP:

FRESNO, CA 93704

CONTACT PERSON:

PAUL L. HENDERSON

TELEPHONE:

(559) 224-6000

PCMC, through its subsidiaries, GPT and PCMS, hereby agrees to provide advice and assistance to Client in conjunction with the sale of securities issued by Client to investors.  NOTHING HEREIN SHALL BE CONSIDERED INVESTMENT, LEGAL, TAX OR ACCOUNTING ADVICE.  NOR SHALL THIS AGREEMENT BE CONSTRUED TO BE AN OFFER TO PURCHASE OR SOLICITATION OF AN OFFER TO SELL SECURITIES ISSUED BY CLIENT, AN AGREEMENT BY PCMC TO OFFER SECURITIES FOR SALE OR SOLICIT OFFERS TO PURCHASE SECURITIES ON BEHALF OF CLIENT, OR AN AGREEMENT TO REFER INVESTORS OR POTENTIAL INVESTORS TO CLIENT.  NOTHING HEREIN SHALL REQUIRE PCMC TO UNDERWRITE OR OTHERWISE PARTICIPATE IN THE DISTRIBUTION OF ANY SECURITIES BY CLIENT.

In consideration of mutual promises made herein and for other good and valuable consideration, the sufficiency of which are hereby acknowledged by PCMC and Client, both parties agree as follows:

1.

Duties of GPT and PCMS: The following paragraphs outline the services that may be provided by GPT and/or PCMS.  Only those services that are requested by Client and required or advisable in the opinion of PCMC will be performed.  Client understands that not all services may be provided, that the services may be provided in an order different than set forth below or simultaneously and that additional services not identified may be required.  To the extent that it can do so without violating law, PCMC will provide such additional services.

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Corporate Structure.  GPT will provide advice and consultation relating to a review and analysis of the financial structure, incorporation status, business, and other matters that may affect Client’s continued existence and suitability for becoming a public company.  Client authorizes GPT to identify professional service providers such as lawyers and accountants to act as necessary to conduct a review of the corporate records, identify deficiencies, and recommend corrective actions required.

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Initial Investment.  GPT will provide advice and consultation relating to the solicitation by Client of investment from not more than ten (10) persons that have a substantial business relationship with Client in a private placement according to Section 4(2) of the Securities Act of 1933.  Client authorizes GPT to identify independent professional service providers such as lawyers and accountants as necessary to prepare corporate documentation and offering documents, qualify securities issued by Client under exemptions from registration with the United States Securities and Exchange Commission and state regulatory agencies, provide advice and representation of Client, and otherwise represent and assist Client in such offering.

Regulation D Offering.  GPT will provide advice and consultation relating to the offering of securities by the Client pursuant to Regulation D under the Securities Act of 1933 and the qualification of such offering under the state securities laws of each state in which any securities are offered.  Client authorizes GPT to identify independent professional service providers such as lawyers, accountants and securities brokers as necessary to prepare corporate documentation and offering documents, qualify securities issued by Client under Regulation D under the Securities Act of 1933 and exemptions under state securities laws, provide advice and representation of Client, and otherwise represent and assist Client in such offering.

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Registration Under Securities Exchange Act of 1934.  GPT will provide advice and consultation relating to the registration of securities by the Client pursuant to Section 12 of the Securities Exchange Act of 1934.  Client authorizes GPT to identify independent professional service providers such as lawyers and accountants to prepare corporate documentation and registration statements, provide advice and representation of Client, and otherwise represent and assist Client in such registration.

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Market Listing.  GPT will provide advice and consultation relating to the listing of or admission to trading of securities issued by Client on a national securities exchange, the NASDAQ National Market System, the Over the Counter Bulletin Board, the Pink Sheets, or foreign securities markets, as determined by GPT to be appropriate.  Client authorizes GPT to identify independent professional service providers such as lawyers, accountants and securities professionals to prepare corporate documentation and listing applications, provide advice and representation of Client, and otherwise represent and assist Client in such application.

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Public Offering.  GPT will provide advice and consultation relating to the registration of securities by the Client and its stockholders pursuant to Section 6 of the Securities Act of 1933.  Client authorizes GPT to identify independent professional service providers such as lawyers, accountants, broker/dealers, and underwriters to prepare corporate documentation and registration statements, provide advice and representation of Client, and otherwise represent and assist Client in such registration.

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Compliance.  PCMS will provide advice and consultation relating to compliance with Section 13, Section 14, Section 15 and Section 16 of the Securities Exchange Act of 1934.  Client authorizes PCMS to identify independent professional service providers such as lawyers, accountants, broker/dealers, and underwriters to prepare corporate documentation and periodic reports, provide advice and representation of Client, and otherwise represent and assist Client in such compliance activity.

2.

Duties of Client  Client agrees to provide GPT and PCMS with any information and documents as may be requested by GPT or PCMS in connection with the services to be performed for Client,

including without limitation an initial questionnaire and the annual questionnaire provided at the end of each fiscal year of Client.  Client shall be solely responsible for the accuracy and completeness of all information and representations contained in any documents provided by Client.  Client agrees that it will not engage in any of the following without the approval of GPT and PCMS:

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Issuance or sale of any stock, warrant, option, convertible debt or other instrument giving any person the right to subscribe for or receive share of any security issued by Client

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Purchase, sale, or lease (whether as lessor or lessee) of any material portion of the assets of Client except in the ordinary course of Client’s business consistent with the manner in which such business was conducted prior to the date hereof

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Merger, consolidation, or other combination, or entry into any partnership, joint venture, or other joint enterprise with any person

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Introduction of any new product of service

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Make any public statement or press release regarding any matter or advise any person about the scope and nature of the engagement of GPT, including any general announcement of an offering of its securities

3.

Initial Compensation:  Client will pay to GPT the sum of $75,000 (the “Initial Cash Compensation”) and will issue to GPT 500,000 shares of common stock, having an agreed value of $350,000 (the “Initial Stock Compensation”).  GPT acknowledges that it has received the sum of $65,000 in cash and 500,000 shares of common stock.  The remaining Initial Cash Compensation will be paid upon the effective date or abandonment of the registration statement filed by Client with the SEC.

4.

Continuing Compensation:  In the event that Client registers any securities pursuant to the Securities Act of 1933 or the Securities Act of 1934, Client agrees to pay to PCMS the sum of $48,000 (the “Continuing Cash Compensation”) and to issue 750,000 shares of its common stock (the “Continuing Stock Compensation”) for services to be provided by PCMS under this Agreement during the first 12 months following the effective date of such registration.  Client acknowledges and agrees that if it fails for any reason to issue the Continuing Stock Compensation to PCMS within 30 days after the date of such registration, Client will be obligate to pay to PCMS the market value of the Continuing Stock Compensation on the 31st day after the date of such registration.  The Continuing Cash Compensation shall be paid in 12 installments of $4,000 each due on the first day of the 12 months commencing after the effective date of such registration.

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5.

Other Expenses:  Client agrees to pay all direct filing fees required to be submitted with any registration, filings, membership applications, self-regulatory agency fees, bonding, fingerprinting, or testing expenses.  Neither GPT nor PCMS will be responsible for printing, overnight mail costs, or other out of pocket expenses associated with the services described above.  GPT and PCMS will authorize lawyers and accountants (other than auditors) with whom it has negotiated fee structures to extend the benefit of such structures to Client and Client hereby authorizes GPT and PCMS to pay such fees on behalf of Client out of the Initial Cash Compensation and the Continuing Cash Compensation.  Client will pay all auditing fees directly to the accountants retained to audit its financial records.

6.

TIMELY REVIEW BY CLIENT:  CLIENT WILL PROMPTLY RETURN ALL DOCUEMNTS SUBMITTED FOR SIGNATURE WITH A CHECK PAYABLE TO THE APPOPRIATE PAYEE.  ANY REVISIONS NECESSARY AS A RESULT OF THE FAILURE TO PROMPTLY RETURN DOCUMENTS WILL BE BILLED TO CLIENT AT THE THEN CURRENT HOURLY RATE OF THE PROFESSIONAL PROVIDER INVOLVED.

7.

Certain Circumstances:  Neither GPT nor PCMS assume any responsibility for occurrences beyond their respective control, including but not limited to Federal and state filing backlogs or agency computer breakdowns, which may result in processing delays.  In no event will GPT be liable for actual, incidental, consequential, related or any other type of damages, in any amount, attributable to such error or oversight on the part of GPT.

8.

Indemnification:  Client hereby agrees to indemnify and hold harmless GPT and PCMS, their respective partners, employees, agents, representatives, assigns, and controlling persons (and the officers, directors, employees, agents, representatives, assigns and controlling persons of any of them) from any and all losses, claims, damages, liabilities, costs, and expenses (and all other actions, suits, proceedings, or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding, or claim, whether or not in connection with any action, suit, proceeding or claim for which it is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of the services pursuant to this Agreement so long as GPT and PCMS have not committed intentional or willful misconduct, nor acted with gross negligence, in connection with the services which form the basis of the claim for indemnification.  Client further agrees that GPT and PCMS shall incur no liability on account of this Agreement or any acts or omissions arising out of or relating to this Agreement except for such intentional or willful misconduct.  This paragraph shall survive the expiration or termination of this Agreement.

/s/PLH

Please Initial: ___________ Client also expressly indemnifies GPT and PCMS for any future liabilities, whether administrative, civil, or criminal related to the improper use by Client or its assigns of any and all documentation that is provided to Client by GPT or PCMS pursuant to this Agreement.

/s/PLH

Please Initial: ___________ Client hereby further agrees to indemnify GPT and PCMS against any action, suit, claim or proceeding, whether civil, criminal or administrative, and against any fine, cost, levy, expense, judgment or award arising therefrom (collectively a “Claim”), in which GPT or PCMS may be involved (whether as a witness or a party) as a result of any application or document filed or processed by GPT or PCMS, on Client’s behalf, which contains any false or misleading statement or omission of material fact or which, other than through gross negligence of GPT or PCMS, violates any statute, rule or order of any Federal, state or self-regulatory authority.  Client agrees that GPT and PCMS shall have no responsibility to verify the accuracy or adequacy of any statement, document, fact or information provided to GPT or PCMS by Client or Client’s attorney, accountant, representative or agents.

9.

Independent Contractor Status:  GPT and PCMS shall perform their respective services under this Agreement as an independent contractor and not as an employee of Client or an affiliate thereof.

It is expressly understood and agreed to by the parties hereto that GPT and PCMS shall have no authority to act for, represent or bind Client or any affiliate thereof in any manner, except as provided for expressly in this Agreement or in writing by Client.

10.

Additional Services:  Client understands and acknowledges by the acceptance of this Agreement that any and all services outside the direct scope listed in Section 1 above shall be billed to Client by GPT or PCMS at GPT’s or PMCS’s then current hourly rates.  Such services specifically include, but are not limited to, services required as a result of any change in the corporate or financial structure of Client after the execution of this Agreement which is not approved in advance by GPT.

11.

Late Fees:  Any invoice not paid within thirty (30) days of such billing is subject to a 1.5% monthly interest charge.  GPT and PCMS reserve the right to use any and all means of collection available under applicable law to collect any amount past due.

12.

Amendment and Modification:  Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by all parties.  No oral modifications to this Agreement may be made.

13.

Entire Agreement:  This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.  The failure by GPT or PCMS to insist on strict performance of any term or condition contained in this Agreement shall not be construed by Client as a waiver, at any time, of any rights, remedies or indemnifications, all of which shall remain in full force and effect from time of execution through eternity.

14.

Agreement Binding:  This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.  Client shall not assign its rights or delegate its duties under any term or condition set forth in this Agreement without the prior written consent of GPT and PCMS.

15.

Attorney’s Fees:  In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney’s fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

16.

Severability:  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

17.

Governing Law:  This Agreement shall be governed by the laws of the State of Nevada, and the venue for the resolution of any dispute arising thereof shall be in Clark County, State of Nevada.

18.

Disclosure:  Client has received and reviewed a copy of Part II of Adviser’s Form ADV, as well as a copy of this Agreement.  Client has the right to terminate this agreement without penalty within five business days after entering into the agreement.

IN WITNESS THEREOF, the parties above have caused this Agreement to be duly executed, as of the day and year set out below.

Public Company Management Corp.

/s/ Stephen Brock

    04/06/2006

By:  ________________________________________________

        Stephen Brock

    Date

GoPublicToday.com, Inc.

/s/ Stephen Brock

    04/06/2006

By:  _______________________________________________

Stephen Brock

    Date

Public Company Management Services, Inc.

/s/ Stephen Brock

    04/06/2006

By:  _______________________________________________

Stephen Brock

    Date

Pro Travel Network, Inc.

/s/ Paul L. Henderson

  04/06/2006

By:  _______________________________________________

Paul L. Henderson

    Date